Exhibit 99.1
Genitope Corporation Announces Financial Results for Third Quarter and Nine Months Ended September 30, 2006
FREMONT, Calif.—(BUSINESS WIRE)—November 9, 2006—Genitope Corporation (Nasdaq: GTOP) today reported financial results for the third quarter and nine months ended September 30, 2006.
Financial Results
For the third quarter of 2006, Genitope Corporation (“Company”) reported total operating expenses of $12.8 million and a net loss of $11.9 million, or $0.33 per share. These results compare to total operating expenses of $7.9 million and a net loss of $7.1 million, or $0.25 per share, for the third quarter of 2005. For the nine months ended September 30, 2006, the Company reported total operating expenses of $37.7 million and a net loss of $34.6 million, or $1.00 per share. These results compare to total operating expenses of $23.8 million and a net loss of $21.7 million, or $0.77 per share, for the nine months ended September 30, 2005.
As of September 30, 2006, Genitope Corporation had cash, cash equivalents and marketable securities of $75.3 million, including $14.8 million that secured letters of credit related to the construction build-out of the Company’s new manufacturing facility and corporate headquarters and was restricted as to its use. At September 30, 2006, cash, cash equivalents and marketable securities had decreased by $5.8 million from the comparable balance at December 31, 2005 of $81.1 million (including $38.8 million that secured letters of credit and was restricted as to its use). The cash usage in 2006 was offset to a large extent by the completion, in February of 2006, of a follow-on public offering of 7,360,000 shares of common stock at a price of $8.50 per share, with net proceeds to the Company of approximately $58.5 million.
During the first quarter of 2006, we adopted the provisions of, and began to account for stock-based compensation in accordance with, the Financial Accounting Standards Board’s Statement of Financial Accounting Standard No. 123—revised 2004 (“SFAS 123R”), “Share-Based Payment”. The increased operating expenses reported for the third quarter of 2006 and the nine months ended September 30, 2006 were due in part to $1.3 million and $4.0 million, respectively, of stock option expense recognized as a result of the adoption of SFAS 123R. The remainder of the increase was due to higher staffing levels, additional corporate infrastructure and other operating costs required to support the Company’s growth, as well as recognition of higher rent and depreciation expenses associated with the lease agreements for the Company’s new manufacturing facility and corporate headquarters. The expense increases for the nine months ended September 30, 2006 were partially offset by increased interest income in 2006, compared to 2005, due to higher average monthly balances for cash, cash equivalents and marketable securities (inclusive of restricted cash) and higher interest rates during 2006 relative to 2005.
Recent Corporate Progress and Outlook
“During the third quarter, our independent Data Safety Monitoring Board reviewed the second planned interim analysis of data from our pivotal phase 3 clinical trial for follicular non-Hodgkin’s lymphoma and recommended that we continue the trial as planned”, said Dan Denney, Jr., Ph.D., Genitope Corporation’s Chairman and Chief Executive Officer. “We continued to make excellent progress during the third quarter of the year as our phase 2 clinical trial for chronic lymphocytic leukemia accrued substantially ahead of plan and we initiated preclinical studies for our monoclonal antibody project.”
John Vuko, Genitope’s Chief Financial Officer, commented that, “We completed the first phase of our move into our new manufacturing and corporate headquarters facility in Fremont, California”. Mr. Vuko added, “With the build-out of our new facility to be completed this year, we anticipate that our cash consumption will decrease in 2007, such that we believe our cash, cash equivalents and marketable securities are sufficient to fund operations and capital spending through at least the end of 2007”.

About Genitope Corporation
Genitope Corporation (Fremont, California) is a biotechnology company focused on the research and development of novel immunotherapies for the treatment of cancer. Genitope Corporation’s lead product candidate, MyVax® personalized immunotherapy, is a patient-specific active immunotherapy based on the unique genetic makeup of a patient’s tumor and is designed to activate the patient’s immune system to identify and attack cancer cells. Genitope Corporation is conducting a pivotal phase 3 clinical trial using MyVax® personalized immunotherapy in previously untreated follicular non-Hodgkin’s lymphoma patients.
Forward-Looking Statements
This news release contains “forward-looking statements.” For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements, including but not limited to statements about the Company’s cash consumption decreasing in 2007, the sufficiency of the Company’s current cash, cash equivalents and marketable securities to fund operations through at least the end of 2007, the timing of the completion of the build-out of the Company’s new facility, the Company’s pivotal phase 3 clinical trial for follicular non-Hodgkin’s lymphoma and the progress of the Company’s Phase 2 clinical trial for chronic lymphocytic leukemia. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Genitope Corporation’s results to differ materially from those indicated by these forward-looking statements, including without limitation, risks related to the progress, timing and results of Genitope Corporation’s clinical trials, difficulties or delays in obtaining regulatory approval, unanticipated expenditures or liabilities, competition from other pharmaceutical or biotechnology companies, the risks of growth and dependence on key personnel, risks relating to the completion of our new facility and to the manufacturing of MyVax® personalized immunotherapy, intellectual property matters, and other risks detailed in Genitope Corporation’s filings with the Securities and Exchange Commission, including its Quarterly Report for the fiscal quarter ended June 30, 2006. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Genitope Corporation undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

GENITOPE CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

					Cumulative
					Period from
					August 15, 1996
	Three Months Ended		Nine Months Ended		(date of inception)
	September 30,		September 30,		to September 30,
	2006	2005	2006	2005	2006
Operating expenses:
Research and development	$10,076	$6,157	$28,864	$18,495	$129,797
Sales and marketing	711	559	2,153	1,588	9,580
General and administrative	2,047	1,207	6,656	3,729	24,178

Total operating expenses	12,834	7,923	37,673	23,812	163,555

Loss from operations	(12,834)	(7,923)	(37,673)	(23,812)	(163,555)

Loss on extinguishment of convertible notes and cancellation of Series E convertible preferred stock warrants	—	—	—	—	(3,509)
Interest expense	—	(1)	(1)	(2)	(3,008)
Interest and other income, net	894	791	3,062	2,153	8,655

Net loss	(11,940)	(7,133)	(34,612)	(21,661)	(161,417)

Dividend related to issuance of convertible preferred shares and the beneficial conversion feature of preferred stock	—	—	—	—	(18,407)

Net loss attributable to common stockholders	$(11,940)	$(7,133)	$(34,612)	$(21,661)	$(179,824)

Basic and diluted net loss per common share attributable to common stockholders	$(0.33)	$(0.25)	$(1.00)	$(0.77)

Shares used in computing basic and diluted net loss per share attributable to common stockholders	35,922	28,250	34,767	28,223

GENITOPE CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED BALANCE SHEETS
(in thousands, except per share and share data)

	September 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$60,525	$42,358
Prepaid expenses and other current assets	1,342	2,210

Total current assets	61,867	44,568

Restricted cash and marketable securities	14,776	38,762
Property and equipment, net	85,334	31,065
Other assets	1,000	1,000

Total assets	$162,977	$115,395

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,184	$4,084
Accrued and other current liabilities	3,517	4,128
Lease financing liabilities — current	4,539	4,400
Current lease obligations	24	24

Total current liabilities	17,264	12,636

Lease financing liabilities — noncurrent	28,573	14,997
Accrued interest — noncurrent	1,633	790
Noncurrent lease obligations	6	24

Total liabilities	47,476	28,447

Stockholders’ equity
Common stock, $0.001 par value, 65,000,000 shares authorized; Issued and outstanding: 35,926,736 shares at September 30, 2006 and 28,454,385 shares at December 31, 2005	36	28
Additional paid-in capital	295,394	232,620
Deferred stock compensation	(38)	(166)
Accumulated other comprehensive loss	(66)	(321)
Deficit accumulated during development stage	(179,825)	(145,213)

Total stockholders’ equity	115,501	86,948

Total liabilities and stockholders’ equity	$162,977	$115,395